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                                                                    EXHIBIT 3.1

                                SECOND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               RISER FOODS, INC.

     Riser Foods, Inc., a corporation duly incorporated on December 18, 1987 and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendments to and second restatement of the Certificate of Incorporation of said corporation; and

          SECOND: That this Second Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware and that, effective upon the filing of this Second Restated Certificate of Incorporation, the certificate of incorporation of the corporation shall be amended and restated as follows:

                                   ARTICLE I

     The name of this corporation (the "Corporation") is Riser Foods, Inc.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The duration of the Corporation shall be perpetual.

                                   ARTICLE IV

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE V

     The name and mailing address of the incorporator is: T. L. Coles, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE VI

     SECTION 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,030,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:
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          (i) 20,000,000 shares of Class A Common Stock, $.01 par value per share (hereinafter the "Class A Common Stock");

          (ii) 5,000,000 shares of Class B Common Stock, $.01 par value per share (hereinafter the "Class B Common Stock"); and

          (iii) 30,000 shares of Preferred Stock, $100.00 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time pursuant to Section 3 of this
     Article VI (hereinafter the "Preferred Stock").

     SECTION 2. Powers and Rights of the Class A Common Stock and the Class B Common Stock.

     A. Voting Rights and Powers.

          (i) Except as otherwise required by law or specifically provided by this Second Restated Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation") or resolutions providing for the issue of Preferred Stock, holders of the Class A Common Stock and the Class B Common Stock shall have the sole right and power to vote on all matters on which a vote of shareholders is to be taken. With respect to all matters upon which shareholders are entitled to vote, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his name on the transfer books of the Corporation.

          (ii) Except in the election of directors of the Corporation (voting in respect of which shall be governed by the terms set forth in paragraphs A
     (iii) and A (iv) of this Section 2) and as may be otherwise provided in the by-laws or required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock; provided, however, that the affirmative vote of the holders of at least 80% of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for (i) the authorization or issuance of any additional shares of Class B Common Stock (except in connection with stock splits, stock dividends, divisions and combinations of the Class B Common Stock) and (ii) any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the powers, privileges or rights of the Class B Common Stock (except with respect to the designation of the terms of Preferred Stock or a series thereof by the Board of Directors pursuant to Section 3 of this Article VI).

          (iii) With respect to the election of directors, holders of the Class A Common Stock shall vote as a separate class and be entitled to elect 25% of the total number of directors constituting the whole Board of Directors (the "Class A Directors") and, if such 25% is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors. Holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors (the "Class B Directors"). If, however, on the record date for any shareholder meeting at which directors are to be elected, the outstanding shares of Class B Common Stock have less than 12 1/2% of the total voting power of all outstanding shares of the Corporation's Class A Common Stock and Class B Common Stock, then the holders of Class A Common Stock, voting as a separate class, shall continue to elect a number of Class A Directors equal to 25% of the total number of directors constituting the whole Board of Directors (rounded upward to the nearest whole number of directors) and, in addition, shall vote together with the holders of Class B Common Stock to elect the remaining directors to be elected at such meeting, with the holders of Class A Common Stock entitled to one vote per share for all directors and the holders of Class B Common Stock entitled to ten votes per share for all directors.

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          (iv) Any vacancy in the office of a director elected by the holders of
     Class A Common Stock voting as a separate class may be filled by a vote of such holders voting as a separate class, and any vacancy in the office of a director elected by the holders of Class B Common Stock voting as a separate class may be filled by a vote of such holders voting as a separate class or, in the absence of a shareholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the vote of the remaining directors in the manner provided in the By-laws. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor has been elected and has qualified. If the number of directors of the Board of Directors is increased in accordance with the by-laws and applicable provisions of law, any vacancy so created may be filled by the Board of Directors, provided that, so long as the holders of Class A Common Stock have the rights provided in paragraphs A(iii) and A(iv) of this Section 2 in respect of the last preceding annual meeting of shareholders to elect 25% of the total number of directors constituting the whole Board of Directors, the Board of Directors may be so enlarged by the directors only to the extent that at least 25% of the enlarged board consists of directors elected by the holders of Class A Common Stock or of persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common Stock.

          (v) Notwithstanding anything in this Section 2 to the contrary, subject to the voting rights of the holders of any series of Preferred Stock which may be outstanding, the holders of Class A Common Stock shall have exclusive voting power on all matters upon which, pursuant to this Certificate of Incorporation or applicable laws, the holders of common stock are entitled to vote, at any time when no shares of Class B Common Stock are issued and outstanding.

          (vi) Wherever any provision of this Certificate of Incorporation sets forth a specific percentage of the shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the shareholders is required or may be obtained, such provision shall mean such specified percentage of the votes entitled to be cast by holders of shares then outstanding and entitled to vote on such action.

          (vii) In this Certificate of Incorporation, (a) all references to "voting" by the shareholders include all actions which shareholders may take by voting at an annual or special shareholder meeting or adjournment thereof and all actions which shareholders may take by written consent without a shareholder meeting pursuant to the Delaware General Corporation Law, this Certificate of Incorporation or the by-laws of the Corporation, and (b) all references to the "record date for a shareholder meeting" include the record date for determining the shareholders entitled to vote at an annual or special shareholder meeting or adjournment thereof and to consent to any action which may be taken by written consent without a shareholder meeting.

          (viii) In any merger, consolidation or business combination of the Corporation with or into another corporation, whether or not the Corporation is the surviving corporation, the consideration per share to be received by holders of either Class A Common Stock or Class B Common Stock in such merger, consolidation or business combination must be identical to that received by holders of the other class of Common Stock. In any merger, consolidation or business combination in which shares of capital stock are distributed, such shares may differ as to voting rights or dividend rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein.

     B. Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors

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from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that (i) in the case of dividends or other distributions payable in stock of the Corporation other than the Preferred Stock, including distributions pursuant to stock splits, divisions or combinations (collectively "Stock Dividends"), only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock; and (ii) the Board of Directors shall declare no dividend, and no dividend shall be paid, with respect to any outstanding share of Class A Common Stock or Class B Common Stock, whether paid in cash or property (including, without limitation any Stock Dividend), unless, simultaneously, the same dividend (in the case of Stock Dividends, stock of the class on or with respect to which the dividend is paid in the same percentage, relative to the total number of shares of such class issued and outstanding immediately prior to the payment of such dividend, as the Stock Dividend on or with respect to the other class bears to the number of shares of such class issued and outstanding immediately prior to the payment of such dividend) is paid with respect to each share of Class A Common Stock and Class B Common Stock.

     C. Other Rights. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

     D. Transfer.

          (i) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may voluntarily or involuntarily transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except as permitted by this Paragraph D.

          (ii) Any Class B Holder may transfer all or any part of such holder's Class B Common Stock by gift, bequest or appointment, or distribution from a trust or estate, to a "Permitted Transferee" of such Class B Holder. A "Permitted Transferee" shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

             (a) In the case of a Class B Holder who is a natural person,

                (1) The spouse of such Class B Holder and any natural or adopted child or grandchild of such Class B Holder;

                (2) The trustee of a trust (whether testamentary or intervivos) principally for the benefit of such Class B Holder and/or one or more of his Permitted Transferees described in each subclause of this clause (a) other than this subclause (2); and

                (3) The estate created by the death of such Class B Holder.

             (b) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust, "Permitted Transferee" means (1) any person who transferred Class B Common Stock to such trust, (2) any Permitted Transferee of any such transferor determined pursuant to clause (a) above, and (3) any person who is a Class B Holder or a Permitted Transferee of a Class B Holder determined pursuant to clause (a), (b) and (c) of this Paragraph (D)(ii).

             (c) In the case of a Class B Holder which is the estate of a deceased Class B Holder which holds record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased Class B Holder as determined pursuant to clause (a) above.

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          (iii) Any purported transfer of shares of Class B Common Stock not permitted by Paragraph D(ii) above and which would violate any restriction on transfer contained in the Class B Stockholders' Agreement dated April 7, 1988 by and among the Class B Holders and Riser (the "Class B Holders' Agreement") shall be void, and the Corporation shall not register any such purported transfer.

          (iv) Any Class B Holder may transfer all or any part of such holder's Class B Common Stock to any other Class B Holder who is not a Permitted Transferee of the transferor, provided that if such transfer is subject to any restrictions on transfer contained in the Class B Holders' Agreement, then such transfer shall be permitted only if it complies with all such restrictions set forth in the Class B Holders' Agreement.

          (v) Any transfer of shares of Class B Common Stock permitted by the Class B Holders' Agreement which is not made pursuant to Paragraph D(ii) or Paragraph D(iv) above, at any time, shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation.

          (vi) A majority of the Board of Directors of the Corporation shall have the power and the duty to determine for purposes of this paragraph D, on the basis of information known to them after reasonable inquiry, (a) whether a person or entity is a Permitted Transferee or shall have ceased to be a Permitted Transferee, (b) whether a person is a beneficial owner of any shares of Class B Common Stock, and (c) whether a transfer shall have occurred. Any Class B Holder shall upon demand furnish the Board of Directors such affidavits, written information or other proof as the Board deems necessary to make the determinations required of it pursuant to this clause (iii), whether in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, or otherwise.

          (vii) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" names. Notwithstanding the foregoing, trusts which are permitted to be Class B Holders may transfer shares into nominee names. The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph D.

     E. Conversion Rights.

          (i) Subject to the terms and conditions of this Paragraph E, commencing on June 1, 1989, each share of Class B Common Stock shall be convertible, at any time or from time to time after June 1, 1989, at the option of the holder thereof, at the office of any transfer agent for Class B Common Stock, and at such other places, if any, as the Board of Directors may designate, into one (1) fully-paid and nonassessable share of Class A Common Stock. In order to convert Class B Common Stock into Class A Common Stock, the holder thereof shall (a) surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and (b) give written notice to the Corporation that such holder elects to convert said Class B Common Stock, which notice shall state the name or names in which such holder wishes the certificate or certificates for Class A Common Stock to be issued. The Corporation will issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which such holder shall be entitled as soon as practicable after such deposit of a certificate or certificates of Class B Common Stock, accompanied by the requisite written notice. Such

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     conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

          (ii) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

          (iii) The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares.

     SECTION 3. Preferred Stock.

     A. Except as provided in Paragraphs E and F of this Section 3, the Preferred Stock may be issued in one or more series and may be with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors pursuant to authority hereby expressly granted to it, and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions.

     B. Any Preferred Stock or series thereof may be made subject to redemption at such time or times and at such price or prices as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

     C. The holders of Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or noncumulative as shall be so stated and expressed.

     D. The holders of Preferred Stock or of any series thereof, shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

     E. Any Preferred Stock or any series thereof may be made convertible into, or exchangeable for, shares of any other series of Preferred Stock or of any other class or classes of stock, other than Class B Common Stock, of the Corporation or any series thereof, or shares of any class or series of stock of any other corporation, at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided. In no event shall any Preferred Stock or any series thereof be convertible into, or exchangeable for, shares of Class B Common Stock of the Corporation.

     F. Notwithstanding anything in this Certificate of Incorporation to the contrary, no Preferred Stock shall be entitled to vote with the Class A Common Stock with respect to any matter as to which the Class A Common Stock is entitled, pursuant to the provisions of this Certificate

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of Incorporation, the By-laws or as may be otherwise required by law, to vote separately as a class.

     SECTION 4. Issuance of Class A Common Stock, Class B Common Stock and Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Class A Common Stock, the Class B Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation and the by-laws for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the shareholders, except as otherwise provided in Paragraph A(ii) of Section 2 of this Article VI and as otherwise required by law.

     SECTION 5. Quorum at Shareholders' Meetings. At any meeting of shareholders, the presence in person or by proxy of the holders of record of outstanding shares of stock of the Corporation entitled to vote a majority of the votes entitled to be voted at such meeting shall constitute a quorum for all purposes, except as otherwise provided by this Certificate of Incorporation or required by applicable law.

     SECTION 6. No Pre-emptive Rights, Etc. No holder of shares of stock of the Corporation of any class shall have any pre-emptive right and no shareholder shall have any other preferential or right of first refusal to purchase or subscribe for any shares of stock, whether now or hereafter authorized, of the Corporation of any class, or any obligations convertible into, or any options or warrants to purchase, any share of stock, whether now or hereafter authorized, of the Corporation of any class, other than such, if any, as the Board of Directors may from time to time determine, and at such price as the Board of Directors may from time to time fix; and any share of stock or any obligations, options or warrants which the Board of Directors may determine to offer for subscription to holders of any shares of stock of the Corporation may, as the Board of Directors shall determine, be offered to holders of shares of stock of the Corporation of any class or classes or series, and if offered to holders of shares of stock of more than one class or series, in such proportions as between such classes and series as the Board of Directors may determine.

     SECTION 7. Consents in Lieu of Voting. Whenever the vote of shareholders or any class or classes of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of the shareholders of such class or classes of shareholders may be dispensed with upon the written consent of the shareholders having not less than such minimum percentage of the total number of votes as may otherwise have been required for such actions. A notice of obtaining of any consent provided for in this Section 7 shall be mailed by the Corporation, promptly after such consent is obtained, to the shareholders at their respective addresses then appearing on the records of the Corporation.

                                  ARTICLE VII

     SECTION 1. The following terms, when used in this Certificate of Incorporation, shall have the respective meanings indicated in this Section 1:

     An "Affiliate" of, or a person "Affiliated" with, a specified person, is an "affiliate" of or is "affiliated" with the person specified within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     The term "Associate" used to indicate a relationship with any person means a person who is an "associate" of that person within the meaning of Rule 12b-2 under the Exchange Act.

     The term "person" means both natural persons and legal entities.

     The term "Group" means two or more persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of any shares of the Corporation.

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     The term "Continuing Director" means a director of the Corporation who was a director on December 19, 1987, and any person who subsequently becomes a director of the Corporation if such person is appointed to be a director by a majority of the persons who were Continuing Directors immediately prior to such appointment (or by those of such Continuing Directors who are authorized to make such appointment by the By-laws of the Corporation), or if such person's initial nomination for election or initial election as a director is recommended or approved by a majority of the persons who were Continuing Directors immediately prior to such nomination or election (or by those of such Continuing Directors who are authorized to make such nomination or approval by the By-laws of the Corporation).

     The term "Interested Shareholder" means any person or Group of persons which beneficially owns, or together with its Affiliates and Associates beneficially owns, more than 20%, or has beneficially owned more than 20% at any time within the two-year period immediately preceding the time in question, of the Corporation's outstanding voting power; provided, however, that the term "Interested Shareholder" shall not include the Corporation, any Subsidiary, or any of their respective employee benefit plans (or trustees or fiduciaries thereof), any Continuing Director or Group that includes a Continuing Director, or any Affiliate or Associate of a Continuing Director.

     The term "Beneficial Owner", "beneficial ownership" and derivations thereof shall have the same meaning given thereto under Rule 13d-3 under the Exchange Act.

     The term "Subsidiary" means an Affiliate controlled by the Corporation directly or indirectly through one or more intermediaries.

     The term "Stock Repurchase" means any repurchase, directly or indirectly, by the Corporation or any Subsidiary of any shares of Class A Common Stock at a price greater than the then Fair Market Value for such shares.

     The term "Fair Market Value" means the closing price for the Class A Common Stock on its principal trading market on the trading day immediately preceding the day in question, or, absent such closing price or with respect to property other than Class A Common Stock, the Fair Market Value of the Class A Common Stock or other property determined in good faith by a majority of the Continuing Directors. The term "closing price" on a trading day shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal trading market. The term "principal trading market" means the American Stock Exchange; or, if shares of Class A Common Stock are not listed or admitted to trading on the American Stock Exchange, the principal national securities exchange on which shares of Class A Common Stock are listed or admitted to trading; or, if shares of Class A Common Stock are not listed or admitted to trading on any national securities exchange, the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use; or, if shares of Class A Common Stock are not quoted by any such organization, any professional market maker making a market in the Class A Common Stock selected by the Continuing Directors of the Corporation. The term "trading day" means a day on which the principal trading market is open for the transaction of business.

     SECTION 2. A Stock Repurchase shall be made from an Interested Shareholder only after one of the following conditions has been satisfied:

          (a) The Stock Repurchase has been approved by the affirmative vote of the holders of shares having 80% of the then outstanding voting power of the Corporation; or

          (b) The Stock Repurchase is made as part of a tender or exchange offer by the Corporation or any Subsidiary to purchase shares of Class A Common Stock made on the same terms to all holders of Class A Common Stock and complying with the Exchange Act and all rules thereunder then in effect; or

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          (c) The Stock Repurchase is made pursuant to an open market purchase program by the Corporation or any Subsidiary, approved by a majority of the Continuing Directors, provided that such purchase is effected on the open market and is not the result of a privately negotiated transaction.

                                  ARTICLE VIII

     SECTION 1. The following terms, when used in this Certificate of Incorporation, shall have the meanings indicated below:

     The term "Business Transaction" means any of the following transactions:

          (a) Any merger or consolidation of the Corporation or any Subsidiary with an Interested Shareholder;

          (b) Any sale, lease or other disposition of all or any Substantial Portion of the assets or securities of the Corporation or a Subsidiary, to or with an Interested Shareholder;

          (c) The issuance of any security of an Interested Shareholder in exchange for any security of the Corporation or any Subsidiary;

          (d) The issuance of any security of the Corporation or a Subsidiary to an Interested Shareholder, other than in connection with a dividend or distribution pursuant to Section 2(B) of Article VI or a conversion of Class B Common Stock to Class A Common Stock pursuant to Sections 2(D) or 2(E) of Article VI of this Certificate of Incorporation;

          (e) Any recapitalization of the Corporation, the effect of which would be to increase the relative voting power of an Interested Shareholder;

          (f) The adoption of any plan for liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder; or

          (g) Any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (f) inclusive.

     The term "Substantial Portion" of the assets of the Corporation or a Subsidiary means a portion of the assets of the Corporation or the Subsidiary having a Fair Market Value of one-third or more of the Fair Market Value of the total assets of the Corporation or the Subsidiary.

     SECTION 2. Any Business Transaction of the Corporation or a Subsidiary with an Interested Shareholder shall be made only after one of the following conditions is satisfied:

          (a) The Business Transaction has been approved by the affirmative vote of the holders of shares having 80% of the then outstanding voting power of the Corporation; or

          (b) The Business Transaction is a Stock Repurchase governed by the provisions of Article VII hereof.

                                   ARTICLE IX

     The election of directors need not be by ballot unless the by-laws shall so require.

                                   ARTICLE X

     In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

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

                                   ARTICLE XI

     Any and all right, title, interest and claim in or to any dividends declared by the Corporation which are unclaimed by the shareholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                                  ARTICLE XII

     A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or shareholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of the State of Delaware for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                                  ARTICLE XIII

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XIV

     No director of the Corporation shall have any personal liability to the Corporation or any shareholder for monetary damages for a breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is

                                       10
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amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article XIV by the shareholders of the Corporation or otherwise shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XV

     SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or any Subsidiary of the Corporation (either before or after it became a Subsidiary of the Corporation) or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (a "director or officer"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators and assignees; provided, however, that, except as provided in
Section 2 of this Article XV, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article XV shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XV or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to any employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     SECTION 2. Right of Claimant to Bring Suit. If a claim under paragraph 1 of this Article XV is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 3. Non-Exclusivity of Rights. The rights conferred in this Article XV to any person shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-laws, agreement, or vote of the shareholders, Board of Directors or disinterested directors or otherwise.

     SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article XV, the By-laws or the General Corporation Law of the State of Delaware.

     SECTION 5. Continuation of Indemnity. As used in this Certificate of Incorporation, reference to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 6. Severability. If this Certificate of Incorporation or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or held unenforceable or by any other applicable law.

                                  ARTICLE XVI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                  ARTICLE XVII

     The books of the Corporation may (subject to any statutory requirement) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of this Corporation.

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

     IN WITNESS WHEREOF, Riser Foods, Inc. has caused this Restated Certificate to be signed and attested by its duly authorized officers, this 18th day of March, 1988.

                                            RISER FOODS, INC.

                                            By: /s/ Anthony C. Rego
                                            -------------------------------
                                                Anthony C. Rego,
                                                Co-Chairman and Joint Chief
                                                Executive Officer

                                            By: /s/ Michael L. Borstein
                                            --------------------------------
                                                Michael L. Borstein,
                                                Co-Chairman and Joint Chief
                                                Executive Officer

Attest:
/s/ Kurt N. Schacht
- ------------------------------------
Kurt N. Schacht
Assistant Secretary

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